Exhibit 99.1

NR15-07	June 29, 2015

Consolidates President & CEO positions in Cost Cutting Initiative

Vancouver, B.C……..Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces that, as part of its continuing corporate cost control initiatives, it has consolidated the CEO and President positions, which will be held moving forward by Company founder and current CEO, Jeff Pontius. Jeff possesses an exceptional track record spanning 38 years of new discovery, project development and shareholder value creation. These cost savings measures will enable expanded funding of the Company’s ongoing drilling program at its new high-grade discovery on the North Bullfrog project in Nevada.

This consolidation results in the departure of current President, Russell Myers. Corvus Gold would like to thank Mr. Myers for his service and wishes him the best in his future endeavors.

Mark Reischman, Corvus Gold’s Nevada Exploration Manager will continue to lead the North Bullfrog exploration program with the primary focus on the expansion of the new YellowJacket discovery and testing of numerous new high-grade exploration targets across the project. Mark possesses over 25 years of geological experience predominantly focused on new discovery exploration and resource development in Nevada. In addition to spending the last 5 years as Corvus Gold’s Nevada Exploration Manager, Mark has played a key exploration role for groups which include BHP, AngloGold Ashanti, and, significantly, as a member of Barrick’s Bullfrog District evaluation team in the 1990’s.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration company, which is focused on advancing its 100% controlled Nevada, North Bullfrog project towards a potential development decision. In addition, the Company controls a number of other North American exploration properties and royalties representing a spectrum of gold, silver and copper projects.

On behalf of

Corvus Gold Inc.

(signed) Jeffrey A. Pontius

Jeffrey A. Pontius,

Chairman and Chief Executive Officer

Contact Information:      Ryan Ko

Investor Relations

Email: info@corvusgold.com

Phone: 1-888-770-7488 (toll free) or (604) 638-3246 / Fax: (604) 408-7499

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential for any mining or production at North Bullfrog, the potential for the identification of multiple deposits at North Bullfrog, the potential for a low-cost run-of-mine heap leach operation at North Bullfrog, the potential for there to be a low strip ratio in connection with any mine at North Bullfrog, the potential for the existence or location of additional high-grade veins, the proposed completion of one or more feasibility studies for the North Bullfrog project, the potential for additional resources to be located between certain of the existing deposits, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s latest interim Management Discussion and Analysis and filed with certain securities commissions in Canada and the United States. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and the Company’s United States public disclosure filings may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.